Robinhood Reports Second Quarter 2022 Results

MENLO PARK, Calif. – August 2, 2022 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the second quarter of 2022, which ended June 30, 2022.

•Total net revenues increased 6% sequentially to $318 million.
•Transaction-based revenues decreased 7% sequentially to $202 million.
◦Options decreased 11% sequentially to $113 million.
◦Cryptocurrencies increased 7% sequentially to $58 million.
◦Equities decreased 19% sequentially to $29 million.
•Net interest revenue increased 35% sequentially to $74 million.
•Net loss was $295 million, or $0.34 per diluted share, compared with net loss of $392 million, or $0.45 per diluted share in the first quarter of 2022.
•Operating expenses decreased 12% sequentially to $610 million.
◦Operating expenses excluding share-based compensation decreased 5% sequentially to $446 million, which included $17 million of restructuring charges related to the reduction-in-force announced in April 2022.
◦Share-based compensation expense decreased 25% sequentially to $164 million. The decrease was primarily driven by a $24 million reversal related to our April workforce reduction and our reduced pace of hiring this year.
•Adjusted EBITDA (non-GAAP) was negative $80 million, a sequential improvement of $63 million. We continue to challenge ourselves to reach a positive run-rate for Adjusted EBITDA by the end of 2022.
•Net Cumulative Funded Accounts were 22.9 million, an increase of 100 thousand sequentially.
•Monthly Active Users (MAU) decreased 1.9 million sequentially to 14.0 million for June 2022, as customers navigated the volatile market environment.
•Assets Under Custody (AUC) decreased 31% sequentially to $64.2 billion, primarily driven by lower market asset valuations.
•Net Deposits were $5.2 billion, which translates to an annualized growth rate of 22% relative to prior period AUC. Over the past twelve months, Net Deposits were $17.5 billion, which translates to a growth rate of 17%.
•Average Revenues Per User (ARPU) increased to $56 from $53 in the first quarter of 2022.
•Cash and cash equivalents totaled $6.0 billion at June 30, 2022, compared with $6.2 billion at March 31, 2022.

“In the second quarter we continued to make strong progress on our roadmap and delivered products that will help our customers navigate an environment marked by higher interest rates and rising inflation,” said Vlad Tenev, CEO and Co-Founder of Robinhood Markets. “With the introduction of Stock Lending, extended hours for trading, improved options offerings, new coins, and the announcement of our non-custodial wallet, we’ve built an even better and more robust customer experience in the first half of the year and look forward to bringing our customers additional products and services throughout the remainder of 2022.”

“This quarter saw Robinhood make important strides on both our business and financial goals,” said Jason Warnick, Chief Financial Officer of Robinhood Markets. “In the second quarter, we were encouraged to see our customers continue to engage with us through the volatile environment. We saw Net Deposits of $5.2 billion, representing a 22% annualized growth rate. Revenues in the quarter were up 6% and we managed our costs down 5%, leading to a $97 million sequential improvement in net loss and a $63 million improvement in Adjusted EBITDA. While the decision to make an additional reduction in force was a difficult one, we believe that it was the right decision and positions us to deliver on our mission of democratizing finance for all.”

Highlights

Robinhood delivers enhanced user experience for all brokerage customers
•In the first half of 2022, Robinhood has launched several new products focused on delivering the top feature requests and addressing pain points for more advanced customers.

•This quarter, Robinhood rolled out Stock Lending to give customers an additional source of income on their stocks, with over $3 billion of equity value already enrolled and available to lend.
•Robinhood has also made improvements to its options offering, including introducing options in cash accounts, the top requested feature among advanced customers.
•In the back half of the year, Robinhood plans to further enhance the customer experience by introducing advanced charting and screening tools, delivering improvements to the core trading flow, and rolling out retirement accounts.

Robinhood continues to build momentum in crypto
•Despite the challenging environment for the whole crypto ecosystem, Robinhood has continued to build in this space. In the second quarter, Robinhood introduced a number of new coins in a deliberate and considered manner, and customers have been pleased with the offerings to date.
•Robinhood is working to give customers even more control over their crypto. In April, the company rolled out crypto Wallets, allowing customers to move their crypto in and out of Robinhood in a simple, safe, and seamless way. Robinhood also announced its plan to introduce a non-custodial wallet later this year. The standalone app will allow customers to trade and swap crypto with no network fees and maintain full custody of their crypto throughout, all with the simplicity and great user experience they have come to expect from Robinhood.

Robinhood makes progress on its money offering
•In March, Robinhood rolled out the Robinhood Cash Card, a debit card that features spending roundups as well as roundup bonuses and merchant rewards.
•Since launch, the company has been making steady improvements to the user experience. Through the Cash Card, Robinhood sees an opportunity to become the primary place where customers deposit their paychecks and drive additional customer loyalty as well as diversify revenue over time.

Webcast and Conference Call Information

Robinhood will host a conference call to discuss its results at 2 p.m. PT / 5 p.m. ET tomorrow, August 3, 2022. The live webcast of Robinhood's earnings conference call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation.

Following the call, a replay and transcript will also be available at the same website.

Financial Outlook

As a result of the progress we have made on our cost reduction initiatives, including the reductions in force announced April 26, 2022 (the “April 2022 Restructuring”) and August 2, 2022 (the “August 2022 Restructuring”) we expect:

•GAAP total operating expenses for full-year 2022 to be in the range of $2.46 billion to $2.60 billion, representing a decrease of approximately 25% to 29% from the prior year;

•total operating expenses, excluding share-based compensation, for full-year 2022 to be in the range of $1.70 billion to $1.76 billion, representing a decrease of approximately 7% to 10% from the prior year. (These amounts include severance and other restructuring charges of $17 million in connection with the April 2022 Restructuring and an estimated $45 million to $60 million in connection with the August 2022 Restructuring); and

•share-based compensation for full-year 2022 to be in the range of $760 million to $840 million, representing a decrease of approximately 47% to 52% percent from the prior year. (These amounts include the benefit of share-based compensation reversal of $24 million in connection with the April 2022 Restructuring and an estimated share-based compensation reversal of $40 million to $50 million in connection with the August 2022 Restructuring.)

Actual results might differ materially from our outlook due to several factors, including the rate of growth in net new funded accounts which affects several costs including variable marketing costs, the degree to which we are successful in preventing fraud, our ability to manage web-hosting expenses efficiently, and our ability to achieve productivity improvements in customer service, among other factors. In connection with the August 2022 Restructuring, our actual share-based compensation reversal might differ from our estimate due to future changes in our stock price.

About Robinhood

Robinhood Markets is on a mission to democratize finance for all. With Robinhood, people can invest with no account minimums through Robinhood Financial LLC, buy and sell crypto through Robinhood Crypto, LLC, spend, save, and earn rewards through Robinhood Money, LLC, and learn about investing through easy-to-understand educational content.

Robinhood intends to use the "Overview" tab of its Investor Relations website and its blog, Under the Hood, as means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the Securities and Exchange Commission's ("SEC") Regulation Fair Disclosure (Reg. FD). The Overview page can be accessed at investors.robinhood.com/overview and Under the Hood can be accessed at blog.robinhood.com and investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

"Robinhood" and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors:
ir@robinhood.com

Press:
press@robinhood.com

ROBINHOOD MARKETS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	June 30,
(in millions, except share and per share data)	2021	2022
Assets
Current assets:
Cash and cash equivalents	$6,253	$5,962
Cash, cash equivalents, and securities segregated under federal and other regulations	3,992	3,420
Receivables from brokers, dealers, and clearing organizations	88	89
Receivables from users, net	6,639	4,146
Deposits with clearing organizations	328	289
Asset related to user cryptocurrencies safeguarding obligation	—	8,593
User-held fractional shares	1,834	1,297
Investments	27	46
Prepaid expenses	92	88
Other current assets	30	115
Total current assets	19,283	24,045
Property, software, and equipment, net	146	170
Goodwill	101	100
Intangible assets, net	34	30
Restricted cash	24	22
Operating lease right-of-use-assets	129	128
Non-current prepaid expenses	44	37
Other non-current assets	8	16
Total assets	$19,769	$24,548
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$252	$243
Payables to users	6,476	5,795
Securities loaned	3,651	1,367
User cryptocurrencies safeguarding obligation	—	8,593
Fractional shares repurchase obligation	1,834	1,297
Operating lease liabilities	22	22
Other current liabilities	112	82
Total current liabilities	12,347	17,399
Operating lease liabilities, non-current	129	132
Total liabilities	12,476	17,531
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.0001 par value. 21,000,000,000 shares authorized, 735,957,367 shares issued and outstanding as of December 31, 2021; 21,000,000,000 shares authorized, 750,301,918 shares issued and outstanding as of June 30, 2022.	—	—
Class B common stock, par value $0.0001. 700,000,000 shares authorized, 127,955,246 shares issued and outstanding as of December 31, 2021; 700,000,000 shares authorized, 127,955,246 shares issued and outstanding as of June 30, 2022.	—	—
Class C common stock, par value $0.0001. 7,000,000,000 shares authorized, no shares issued and outstanding as of December 31, 2021; 7,000,000,000 shares authorized, no shares issued and outstanding as of June 30, 2022.	—	—
Additional paid-in capital	11,169	11,581
Accumulated other comprehensive income	1	—
Accumulated deficit	(3,877)	(4,564)
Total stockholders’ equity	7,293	7,017
Total liabilities and stockholders’ equity	$19,769	$24,548

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		YOY% Change	Three Months Ended March 31,	QOQ% Change
(in millions, except share, per share, and percentage data)	2021	2022		2022
Revenues:
Transaction-based revenues	$451	$202	(55)%	$218	(7)%
Net interest revenues	68	74	9%	55	35%
Other revenues	46	42	(9)%	26	62%
Total net revenues	565	318	(44)%	299	6%

Operating expenses(1)(2):
Brokerage and transaction	38	30	(21)%	31	(3)%
Technology and development	156	244	56%	266	(8)%
Operations	101	86	(15)%	91	(5)%
Marketing	94	24	(74)%	34	(29)%
General and administrative	112	226	102%	268	(16)%
Total operating expenses	501	610	22%	690	(12)%

Change in fair value of convertible notes and warrant liability	528	—	NM	—	NM
Other income, net	—	2	NM	—	NM
Loss before income taxes	(464)	(294)	(37)%	(391)	(25)%
Provision for income taxes	38	1	(97)%	1	—%
Net loss	$(502)	$(295)	(41)%	$(392)	(25)%
Net loss attributable to common stockholders:
Basic	$(502)	$(295)		$(392)
Diluted	$(502)	$(295)		$(392)
Net loss per share attributable to common stockholders:
Basic	$(2.16)	$(0.34)		$(0.45)
Diluted	$(2.16)	$(0.34)		$(0.45)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	232,223,019	874,873,301		867,769,168
Diluted	232,223,019	874,873,301		867,769,168

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended June 30,		% Change
(in millions, except share, per share, and percentage data)	2021	2022
Revenues:
Transaction-based revenues	$871	$420	(52)%
Net interest revenues	130	129	(1)%
Other revenues	86	68	(21)%
Total net revenues	1,087	617	(43)%

Operating expenses(1)(2):
Brokerage and transaction	79	61	(23)%
Technology and development	273	510	87%
Operations	168	177	5%
Marketing	196	58	(70)%
General and administrative	249	494	98%
Total operating expenses	965	1,300	35%

Change in fair value of convertible notes and warrant liability	2,020	—	NM
Other income, net	(1)	2	NM
Loss before income taxes	(1,897)	(685)	(64)%
Provision for income taxes	50	2	(96)%
Net loss	$(1,947)	$(687)	(65)%
Net loss attributable to common stockholders:
Basic	$(1,947)	$(687)
Diluted	$(1,947)	$(687)
Net loss per share attributable to common stockholders:
Basic	$(8.41)	$(0.79)
Diluted	$(8.41)	$(0.79)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	231,459,227	871,343,295
Diluted	231,459,227	871,343,295

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
________________
(1) The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2021	2022	2022	2021	2022
Brokerage and transaction	7%	9%	10%	7%	10%
Technology and development	28%	77%	89%	25%	83%
Operations	18%	27%	30%	15%	29%
Marketing	17%	8%	11%	18%	9%
General and administrative	20%	71%	90%	23%	80%
Total operating expenses	90%	192%	230%	88%	211%
________________
(2)    The following table presents the share-based compensation in our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
(in millions)	2021	2022	2022	2021	2022
Brokerage and transaction	$—	$1	$1	$—	$2
Technology and development	1	59	82	2	141
Operations	—	1	4	—	5
Marketing	—	(2)	5	—	3
General and administrative	—	105	128	8	233
Total share-based compensation expense	$1	$164	$220	$10	$384

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2022	2021	2022
Operating activities:
Net loss	$(502)	$(295)	$(1,947)	$(687)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5	17	9	29
Provision for credit losses	21	11	37	19
Share-based compensation	1	164	10	384
Change in fair value of convertible notes and warrant liability	528	—	2,020	—
Changes in operating assets and liabilities:
Segregated securities under federal and other regulations	(350)	(20)	(215)	(20)
Receivables from brokers, dealers, and clearing organizations	(34)	35	(85)	(1)
Receivables from users, net	(75)	1,056	(2,104)	2,473
Deposits with clearing organizations	50	5	(47)	39
Operating lease right-of-use assets	(20)	27	(26)	1
Current and non-current prepaid expenses	(15)	(15)	(35)	11
Other current and non-current assets	145	(78)	761	(76)
Accounts payable and accrued expenses	56	(5)	182	(7)
Payables to users	1,927	(1,353)	1,871	(680)
Securities loaned	612	(784)	722	(2,284)
Current and non-current operating lease liabilities	26	(29)	33	3
Other current and non-current liabilities	(94)	1	(787)	(30)
Net cash provided by (used in) operating activities	2,281	(1,263)	399	(826)
Investing activities:
Purchase of property, software, and equipment	(13)	(6)	(22)	(19)
Capitalization of internally developed software	(4)	(6)	(6)	(14)
Purchase of investments	—	(13)	—	(27)
Sales of investments	—	4	—	5
Other	—	(5)	—	(5)
Net cash used in investing activities	(17)	(26)	(28)	(60)
Financing activities:
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	—	13	—	13
Taxes paid related to net share settlement of equity awards	—	(4)	—	(7)
Proceeds from issuance of convertible notes and warrants	—	—	3,552	—
Payments of debt issuance costs	—	(10)	—	(10)
Draws on credit facilities	348	—	1,348	11
Repayments on credit facilities	(348)	—	(1,348)	(11)
Proceeds from exercise of stock options, net of repurchases	1	2	7	5
Net cash provided by (used in) financing activities	1	1	3,559	1
Net increase (decrease) in cash, cash equivalents, segregated cash and restricted cash	2,265	(1,288)	3,930	(885)
Cash, cash equivalents, segregated cash and restricted cash, beginning of the period	7,855	10,673	6,190	10,270
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$10,120	$9,385	$10,120	$9,385
Cash and cash equivalents, end of the period	$5,078	$5,962	$5,078	$5,962
Segregated cash, end of the period	5,025	3,400	5,025	3,400
Restricted cash (current and non-current), end of the period	17	23	17	23
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$10,120	$9,385	$10,120	$9,385
Supplemental disclosures:
Cash paid for interest	$2	$3	$3	$6
Cash paid for income taxes, net of refund received	$—	$2	$3	$3
Non-cash operating activities:
Asset related to user cryptocurrencies safeguarding obligation	$—	$8,593	$—	$8,593
User cryptocurrencies safeguarding obligation	$—	$8,593	$—	$8,593

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
(in millions)	2021	2022	2022	2021	2022
Net loss	$(502)	$(295)	$(392)	$(1,947)	$(687)
Add:
Interest expenses related to credit facilities	5	6	6	8	12
Provision for income taxes	38	1	1	50	2
Depreciation and amortization	5	17	12	9	29
EBITDA (non-GAAP)	(454)	(271)	(373)	(1,880)	(644)
Share-based compensation(1)	1	164	220	10	384
Change in fair value of convertible notes and warrant liability	528	—	—	2,020	—
Restructuring charges(2)	—	17	—	—	17
Significant legal and tax settlements and reserves	15	10	10	55	20
Adjusted EBITDA (non-GAAP)	$90	$(80)	$(143)	$205	$(223)
________________
(1)Share-based compensation included a net reduction of $24 million as a result of the reversal of previously recognized expense for stock awards that were forfeited in connection with the April 2022 Restructuring.
(2)Restructuring charges related to the April 2022 Restructuring and primarily consisted of employee-related wages and benefits and severance expenses.

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended June 30,				Three Months Ended March 31,
	2021		2022		2022
(in millions, except percentage data)	$	% of Total Net Revenues	$	% of Total Net Revenues	$	% of Total Net Revenues
Brokerage and transaction (GAAP)	$38	7%	$30	9%	$31	10%
Less: SBC	—	—%	1	—%	1	—%
Brokerage and transaction excluding SBC (non-GAAP)	38	7%	29	9%	30	10%
Technology and development (GAAP)	156	28%	244	77%	266	89%
Less: SBC	1	—%	59	19%	82	27%
Technology and development excluding SBC (non-GAAP)	155	28	185	58	184	62%
Operations (GAAP)	101	18%	86	27%	91	30%
Less: SBC	—	—%	1	—%	4	1%
Operations excluding SBC (non-GAAP)	101	18%	85	27%	87	29%
Marketing (GAAP)	94	17%	24	8%	34	11%
Less: SBC	—	—%	(2)	(1)%	5	2%
Marketing excluding SBC (non-GAAP)	94	17%	26	9%	29	9%
General and administration (GAAP)	112	20%	226	71%	268	90%
Less: SBC	—	—%	105	33%	128	43%
General and administration excluding SBC (non-GAAP)	112	20%	121	38%	140	47%
Total operating expenses (GAAP)	$501	90%	$610	192%	$690	230%
Less: SBC	1	—%	164	51%	220	73%
Total operating expenses excluding SBC (non-GAAP)	$500	90%	$446	141%	$470	157%

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Six Months Ended June 30,
	2021		2022
(in millions, except percentage data)	$	% of Total Net Revenues	$	% of Total Net Revenues
Brokerage and transaction (GAAP)	$79	7%	$61	10%
Less: SBC	—	—%	2	—%
Brokerage and transaction excluding SBC (non-GAAP)	79	7%	59	10%
Technology and development (GAAP)	273	25%	510	83%
Less: SBC	2	—%	141	23%
Technology and development excluding SBC (non-GAAP)	271	25	369	60%
Operations (GAAP)	168	15%	177	29%
Less: SBC	—	—%	5	1%
Operations excluding SBC (non-GAAP)	168	15%	172	28%
Marketing (GAAP)	196	18%	58	9%
Less: SBC	—	—%	3	—%
Marketing excluding SBC (non-GAAP)	196	18%	55	9%
General and administration (GAAP)	249	23%	494	80%
Less: SBC	8	1%	233	38%
General and administration excluding SBC (non-GAAP)	241	22%	261	42%
Total operating expenses (GAAP)	$965	88%	$1,300	211%
Less: SBC	10	1%	384	62%
Total operating expenses excluding SBC (non-GAAP)	$955	87%	$916	149%

Reconciliation of GAAP to Non-GAAP Financial Outlook
(Unaudited)

	Year Ended December 31, 2021	Financial Outlook for the Year Ending December 31, 2022
	(in millions)	(year- over-year change)	(in millions)
Total operating expenses (GAAP)	$3,456	decrease by 25% – 29%	$2,460 – $2,600
Less: SBC	$1,572	decrease by 47% – 52%	$760 – $840[2]
Total operating expenses excluding SBC (non-GAAP)	$1,884	decrease by 7% – 10%	$1,700 – $1,760[1]
________________
(1)These amounts include severance and other restructuring charges of $17 million in connection with the April 2022 Restructuring and an estimated $45 million to $60 million in connection with the August 2022 Restructuring.
(2)These amounts include the benefit of share-based compensation reversal of $24 million in connection with the April 2022 Restructuring and an estimated share-based compensation reversal of $40 million to $50 million in connection with the August 2022 Restructuring.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Robinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including (among others) the statements regarding our plans to bring our customers additional products and services throughout the remainder of 2022; our plans for brokerage to introduce advanced charting and screening tools, deliver improvements to the core trading flow, and roll out retirement accounts; our plans for crypto to launch a non-custodial crypto wallet app later this year as a standalone app that will allow customers to trade and swap crypto with no network fees and maintain full custody of their crypto throughout, all with simplicity and a great user experience; our view that our money offering has an opportunity through the Cash Card to become the primary place where customers deposit their paychecks and to drive additional customer loyalty as well as to diversify revenue over time; as well as all statements and information under the headings “Financial Outlook" and "Reconciliation of GAAP to Non-GAAP Financial Outlook." Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our limited operating history; the difficulty of managing our business effectively, including our recent workforce reductions, and the risk of continued declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; the difficulty of raising additional capital (to satisfy any liquidity needs and support business growth and objectives) on reasonable terms or at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for operational errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions, or systemic market events, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive and complex regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and invest in new products and services in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that operational or technological failures could impair the availability or stability of our platform; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the volatility of cryptocurrency prices and trading volumes; the risk that our platform could be exploited to facilitate illegal payments of cash or cryptocurrency; and the risk that substantial future sales of Class A common shares in the public market could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is included in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 as well as our other filings with the SEC, which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements are made as of the date of this press release, August 2, 2022, and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect. All second quarter 2022 financial information in this press release is preliminary, based on our estimates and subject to completion of our financial closing procedures. Final results for the period, which will be reported in our Quarterly Report on Form 10-Q for the three months ended June 30, 2022, might vary from the information in this press release. In particular, until our financial statements are issued in our Quarterly Report on Form 10-Q, we might be required to recognize certain subsequent events (such as in connection with contingencies or the realization of assets) which could affect our final results.

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and operating expense excluding share-based compensation. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) share-based compensation, (v) change in fair value of convertible notes and warrant liability, (vi) significant legal and tax settlements and reserves, and (vii) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Operating Expense excluding Share-Based Compensation

Operating expense excluding share-based compensation is defined as the applicable GAAP operating expense line item minus the share-based compensation (or SBC) included within such line item. We believe operating expense excluding SBC provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the key performance metrics described below to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Net Cumulative Funded Accounts

A Robinhood account is designed to provide a user with access to any and all of the products offered on our platform. We define “Net Cumulative Funded Accounts” as New Funded Accounts less Churned Accounts plus Resurrected Accounts (each as defined below). A “New Funded Account” is a Robinhood account into which the account user makes an initial deposit or money or asset transfer, of any amount, during the relevant period. An account is considered “Churned” if it was ever a New Funded Account and its balance (measured as the fair value of assets in the account less any amount due from the user and excluding certain Company-initiated credits) drops to or below zero for at least 45 consecutive calendar days. Negative balances typically result from Fraudulent Deposit Transactions (as defined below) and, less often, from margin loans. An account is considered “Resurrected” in a stated period if it was a Churned Account as of the end of the immediately preceding period and its balance (excluding certain Company-initiated credits) rises above zero. Examples of credits excluded for purposes of identifying Churned Accounts and Resurrected Accounts are price correction credits, related interest adjustments, and fee adjustments.

“Fraudulent Deposit Transactions” occur when users initiate deposits into their accounts, make trades on our platform using a short-term extension of credit from us, and then repatriate or reverse the deposits, resulting in a loss to us of the credited amount.

Monthly Active Users (“MAU”)

We define MAU as the number of Monthly Active Users during a specified calendar month. A “Monthly Active User” is a unique user who makes a debit card transaction, or who transitions between two different screens on a mobile device or loads a page in a web browser while logged into their account, at any point during the relevant month. A user need not satisfy these conditions on a recurring monthly basis or have a Funded Account to be included in MAU. Figures in this release reflect MAU for the last month of each period presented. We utilize MAU to measure how many customers interact with our products and services during a given month. MAU does not measure the frequency or duration of the interaction, but we consider it a useful indicator for engagement. Additionally, MAUs are positively correlated with, but are not indicative of, the performance of revenue and other key performance indicators.

Assets Under Custody (“AUC”)

We define AUC as the sum of the fair value of all equities, options, cryptocurrency and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. Net Deposits and net market gains drive the change in AUC in any given period. We define “Net Deposits” as all cash deposits and asset transfers received from customers, net of reversals, customer cash withdrawals, and other assets transferred out of our platform (assets transferred in or out include debit card transactions, Automated Customer Account Transfer Service (“ACATS”) transfers, and custodial crypto wallet transfers) for a stated period.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average of Net Cumulative Funded Accounts on the last day of that period and the last day of the immediately preceding period. Figures in this release represent annualized ARPU for each three-month period presented.

Growth Rate and Annualized Growth Rate with respect to Net Deposits

When used with respect to Net Deposits, "growth rate" and "annualized growth rate" provide information about Net Deposits relative to total AUC. "Growth rate" is calculated as aggregate Net Deposits over a specified 12 month period, divided by AUC for the fiscal quarter that immediately precedes such 12 month period. "Annualized growth rate" is calculated as Net Deposits for a specified quarter multiplied by 4 and divided by AUC for the immediately preceding quarter.